UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2014 (May 13, 2014)
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
(Former name or former address, if changed since last report)
____________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On May 13, 2014, Alpha Natural Resources, Inc. (“Alpha”) issued a press release announcing the pricing of its private offering of $500 million aggregate principal amount of 7.50% senior secured second lien notes due 2020 (the “Notes”). The Notes will be guaranteed by each of Alpha’s current and future wholly owned domestic subsidiaries that guarantee Alpha’s obligations under Alpha’s credit agreement. The Notes and the guarantees will be secured by second priority liens on the same collateral securing on a first priority lien basis indebtedness incurred under the credit agreement, and will consist of substantially all of Alpha’s assets and the assets of Alpha’s subsidiary guarantors. A copy of Alpha’s press release is filed as Exhibit 99.1 hereto.
The Notes have been offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have been offered outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not and will not be registered under the Securities Act and will not be offered or sold in the United States without an applicable exemption from the registration requirements of the Securities Act.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1*	Press Release dated May 13, 2014.
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

May 14, 2014	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1*	Press Release dated May 13, 2014.
*Filed herewith